EXHIBIT 10.15

                    CONFIDENTIAL MATERIALS OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.

                                    AGREEMENT

Agreement made this 25th day of March, 1996, by and among Parametric Technology Corporation, a Massachusetts corporation with its principal place of business at 128 Technology Drive, Waltham, Massachusetts 02154 ("PTC"), and Panda Project, a Florida corporation with its principal place of business at 5201 Congress Avenue, Boca Raton, Florida 33487-3630 ("PANDA").

WHEREAS, PTC owns a proprietary software package Pro/ENGINEER which currently operates on a variety of industry standard workstations ("PTC Software").

WHEREAS, PANDA markets a line of workstations more specifically detailed in Schedule A attached hereto and the system software to support these workstations ("Computer Products").

WHEREAS, PANDA desires to have PTC Software operate on its Computer Products in a manner substantially similar to the manner in which PTC Software operates on other workstations.

WHEREAS, PTC is willing to port PTC Software to the Computer Products.

NOW THEREFORE, in consideration of the mutual covenants and By agreement contained herein, PTC and PANDA agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         (a)      "PARTY" means PTC, or PANDA; "PARTIES" means PTC, and
                  PANDA.

         (b)      "PTC SOFTWARE" means Pro/ENGINEER and its options.

         (c)      (Intentionally left blank)

         (d) "PROPRIETARY INFORMATION" means (i) all information delivered in writing and designated as "proprietary," "confidential," "secret" or with similar key words, or, if disclosed other than in writing, information as to which the person to whom such information is disclosed, prior to or essentially concurrent with such disclosure, is made aware that Proprietary Information may be or is being disclosed, and (ii) all manuals, documentation, codes, customer lists, copyrighted or patented materials, discoveries, inventions, technical or business information, manufacturing techniques and software. Information will not be deemed Proprietary

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                  Information if: (A) it is previously well known and in the public domain through no fault of the receiving person; (B) it was previously received by the receiving person from a third person under circumstances permitting its disclosure to the receiving person; (C) it was previously and independently developed by the receiving person as shown by documentation sufficient to establish the fact of its previous and independent development; or (D) it becomes known to the receiving person from a source other than PTC and without breach of this Agreement by the receiving person and without breach of a similar agreement by the outside source as shown by documentation sufficient to establish the outside source of the information.

         (e) "COMPUTER PRODUCTS" means workstations marketed by PANDA including the Computer Products described in SCHEDULE A hereto.

         (f) "DISTRIBUTORS" means third party companies which have been or may be appointed by PTC to market, sell and support the products as defined herein.

2.       THE PROJECT.

         (a) Subject to the terms and conditions in the Agreement, PANDA agrees, within thirty (30) days of signing this Agreement, to supply PTC with two Computer Products with mutually agreed configurations and related software as set forth in SCHEDULE A, on an indefinite loan basis. PANDA agrees to maintain such loaned hardware and software at PTC's office at PANDA's expense. PANDA further agrees to correct any hardware breakdowns within 7 days of being notified of such breakdown. The loan will remain in effect for as long as PTC has support obligations to PTC customers who are running PTC Software on the Computer Products.

         (b)      Upon execution of this Agreement by the parties:

                  (i) PTC shall perform an evaluation of the loaned hardware and software for a period of up to 30 days to determine its suitability for porting Pro/ENGINEER.

                  (ii) PANDA agrees to issue a noncancelable purchase order to PTC for fifty-two (52) Pro/ENGINEER Advanced Designer Package II seats as described in SCHEDULE B ("Software"), which represents ***
                           ********************************************

                           ****************. The Software order will be in accordance with the following schedule:

                           Immediate shipment of thirty two (32) seats of Software and/or modules as further defined in the attached PTC Product Schedule, on or before March 28, 1996. In connection with this shipment and on or before September 1, 1996, PANDA may order up to fifty thousand dollars ($50,000) in training and/or consulting services from PTC at PTC's then current applicable list price and subject to PTC's terms and conditions for such services; PANDA will pay all reasonable travel and living expenses PTC incurs in performance of such services. Payment for services is due at the time the services are performed and, if payment is to be satisfied by barter, PANDA must purchase such services in increments equivalent to the value of each Computer Product to be bartered for the services. The dollar amount of services ordered and paid for will be credited to the amount due for this shipment as set forth below. If PANDA orders in excess of fifty thousand dollars ($50,000) in services during this period, it agrees to pay the excess in cash.

                           Shipment of twenty (20) seats of Software on or before September 28, 1997. In connection with this shipment and on or before September 1, 1997, PANDA may order up to fifty thousand dollars ($50,000) in training and/or consulting services from PTC at PTC's then current applicable list price and subject to PTC's terms and conditions for such services; PANDA will pay all reasonable travel and living expenses PTC incurs in performance of such services. Payment for services is due at the time the services are performed and, if payment is to be satisfied by barter, PANDA must purchase such services in increments equivalent to the value of each Computer Product to be bartered for the services. The dollar amount of services ordered and paid for will be credited to the amount due for this shipment as set forth below. If PANDA orders in excess of fifty thousand dollars ($50,000) in during this period, it agrees to pay the excess in cash.

                           Payment for the Software license fees shall be made as follows:

                  (degree) FIRST SHIPMENT: ***********************
                           ****************** due on or before June 28, 1996 and
                           ****************************** ********** due on or
                           before September 28, 1996;

                  (degree) SECOND SHIPMENT: *********************
                           ****************** due on or before September 28, 1997.

                  At PANDA's option each such payment may be satisfied by (i) cash payment; (ii) barter, subject to the conditions set forth in the following sentence; or (iii) a combination of cash payment and barter. If PANDA's payment obligations are to be satisfied, in whole or in part, by barter: (i) on the First Payment, PTC will accept in barter the appropriate number of the Computer Products as defined in Schedule A, up to a maximum of ten (10) with the balance, if any, in cash; (ii) on the Second and Third Payments, the parties will mutually agree on which PANDA Compute Products PTC may accept as payment.

                  Customer may exchange Software from the First Shipment on the following conditions: (i) all exchanges must be completed within twelve months of the date this Agreement is signed;
                  (ii) exchanges must be completed prior to installation of the Software to be exchanged; (iii) there must be no re-shipment required to accomplish the exchange; (iv) no credits or refunds will be issued as a result of any exchange; (v) a Software package may be swapped for another one time only;
                  (vi) the total value of all exchanges must be *********
                  ********************************.

                  PTC agrees that PANDA may swap the PTC Software that is subject of the Third Payment, in whole or in part, for other PTC software products provided PANDA has notified PTC on or before September 1, 1997.

                  In the event that the port is not complete for the initial shipment, PTC will ship the Software on PANDA's choice of any one of PTC's currently supported platforms with the understanding that such Software will be transferred to the Computer Products upon completion of the port, free of charge. The Software is subject to the terms and conditions of Customer Agreement for PTC Licensed Products No. 10672 between PANDA and PTC.

         (c) On or before the completion of the 30-day hardware and software evaluation period, PTC agrees to report to PANDA, the results of its evaluation. In the event that deficiencies are discovered by PTC in the PANDA hardware or software that would, in PTC's opinion, seriously impede the effort of porting the PTC
                  Software to the Computer Products, PTC will suspend the project until such time as the deficiencies are corrected by PANDA. In the event that PANDA is unable to provide corrections to the deficiencies reported by PTC within a mutually agreed time, PTC may, at its option, terminate this Agreement and return to PANDA the loaned Computer Products and have no further obligation under this Agreement. Upon such termination, PANDA's obligations under the Second Shipment, as set forth in Section 2(b)(ii) above, shall also terminate.

         (d) At the completion of the 30-day evaluation period or upon receipt and verification of all corrections to any deficiencies reported during the evaluation period, whichever is the later, PTC agrees to commence the porting of Pro/ENGINEER to the Computer Products.

         (e) PTC agrees to complete the porting of Pro/ENGINEER to the mutually agreed Computer Products within 60 days after commencement. PTC agrees to notify PANDA in writing that PTC considers PTC Software to be ready to be shipped to customers on the Computer Products.

         (f) Within fifteen (15) days of receipt of notification that the porting of PTC Software to the Computer
                  Products has been completed, PANDA has the right to send its representative(s) to PTC's offices to confirm that Pro/ENGINEER has been properly ported to the Computer Products. In the event that PANDA discovers deficiencies in the implementation when compared to the implementation on comparable Computer Products, PANDA agrees to report any such deficiencies to PTC in writing within said fifteen (15) days. PTC shall correct any such deficiencies in a mutually agreed schedule.

         (g) At the completion of the fifteen (15) day verification period, or whenever PTC has completed making correction to any deficiencies reported by PANDA, whichever is the later, PTC agrees to make the Computer Products version of Pro/ENGINEER available for customer shipment.

 3.      SUPPORT.

         PTC shall continue to support the then-current version of Pro/ENGINEER on the Computer Products and mutually agreed upon future versions of the Computer Products until the earlier of (i) the termination of this Agreement, (ii) PANDA ceases to market, ship, or support the Computer Products, (iii) in the event that in one (1) year after the first customer shipment (not counting the shipment hereunder to PANDA) on the Computer Products, PTC has fewer than fifty (50) end-user licenses of Pro/ENGINEER under active and paid-up maintenance plans and running on the Computer Products.

4. CONFIDENTIALITY. PTC and PANDA acknowledge that during the development of the Products, either party may disclose, make available or deliver to the other, Proprietary Information. Each party shall keep confidential, and shall require its officers, directors, employees and agents to keep confidential, all Proprietary Information furnished or made known to it by the other party. Neither party will disseminate or disclose Proprietary Information to any person or entity other than those officers, directors, employees and agents who are directly involved in the performance of obligations under this Agreement. Each party retains all rights to Proprietary Information disclosed to it, and, except as otherwise provided in this Agreement, each party is prohibited from copying any Proprietary Information for any purpose without the prior written authorization of an officer of the other party. Each party will use the same degree of diligence and effort to protect the other's Proprietary Information from disclosure to third parties as it uses to protect its own confidential information, but in no event shall it use less than reasonable and customary diligence and effort in protecting Proprietary Information.

5. EQUITABLE RELIEF. Both Parties' obligations under Section 4 of this Agreement are of a special and unique character which gives them a particular value to the Parties and each Party acknowledges that the other Party cannot be reasonably or adequately compensated in damages in an action at law in the event that either Party breaches such obligations. Therefore, the Parties expressly agree that either Party shall be entitled to injunctive and other equitable relief in the event of such breach or threatened breach in addition to, and not in lieu of, any other rights or remedies in law or equity to which that Party may be entitled.

6.       OWNERSHIP.  For purposes of Section 117 of the Copyright
         Act of 1976, as amended, and for all other purposes, PTC shall be considered the owner of the Products (including the source code thereof) and all related documentation and any copies thereof, and of all copyright, trade secret, patent and other intellectual or industrial property rights therein. PANDA shall not modify, decompile, disassemble or reverse engineer the Products. PTC shall not modify, decompile, disassemble or reverse engineer the Computer Products without PANDA's prior consent.

7.       DISTRIBUTION.

         (a) PTC shall have the sole right to distribute the Products through any means of distribution selected by PTC. PTC shall have the sole right to appoint Distributors of the Products.

         (b) All documentation provided by PTC to PANDA and customers and Distributors will be in English only.

8. TERM. This Agreement shall remain in effect unless terminated in accordance with Section 9 of this Agreement for one and a half years after the port is completed, or until such time that the Parties mutually agree to terminate this Agreement. The obligations and rights of the Parties set forth in Sections 4, 5, 6, and 7 (which by their nature are intended to survive) shall survive the expiration of this Agreement pursuant to this Section 8.

9.       TERMINATION.

         (a)      This Agreement may be terminated:

                  (i) By PTC, in the event that PANDA fails to provide the general technical support, required under Section 2(a) of this Agreement and fails to remedy such breach within 30 days after written notice of such breach is provided to PANDA;

                  (ii) By PTC, in the event that PANDA fails to make any of the payments to PTC when due under Section 2 of this Agreement and fails to remedy such breach within 15 days after written notice of such breach is provided;

                  (iii) By PTC, in the event that it is unable to secure the software and hardware products necessary to implement the Project on the Computer Products as set forth in
                         Section 2(a) of this Agreement;

                  (iv) By PTC, in the event that PTC rejects, with appropriate explanation, the software and hardware products necessary to implement this Project on the Computer Products as set forth in Sections 2(a) and 2(c) of this Agreement; or

                  (v) By PANDA, in the event that PTC breaches any of is obligations under this Agreement and fails to remedy such breach within thirty (30) days after written notice of such breach is provided to PTC.

         (b)      Upon any termination of this Agreement pursuant to
                  Section 9(a) of this Agreement, neither PANDA nor PTC shall be relieved of any obligations incurred prior to such termination and the rights and obligations of the Parties set forth in Sections 2(b)(ii), 4, 5 and 6 of this Agreement (which by their nature are intended to survive) shall survive such termination of this Agreement. PANDA's obligation to take delivery of and make payment for the Second Shipment of PTC Software pursuant to Section 2(b)(ii) shall terminate if PTC terminates this Agreement under Section 9(a)(iv) prior to said Second Shipment of PTC Software.

         (c) The right of PTC and/or PANDA to terminate this Agreement as set forth in this Article 9 shall be in addition to, and not in lieu of, any other rights or remedies which PTC and/or PANDA may have in law or in equity to proceed against the other.

10. RELATIONSHIP BETWEEN PARTIES. The relationship between PTC and PANDA is that of independent contractors, and nothing in this Agreement shall be construed to constitute any Party as an employee, partner or agent of any other Party. Without limiting the foregoing, no Party shall have authority to act for or to bind any other Party in any way, to make representations or warranties or to execute agreements on behalf of any other Party or to represent that any other Party is in any way responsible for the acts or omissions of such Party. Each Party shall indemnify and hold the other Party harmless for any liability or damage to such other Party resulting from a violation of this Section 10.

11.      WARRANTIES.

         (a)      PTC warrants that it is the owner as set forth in
                  Section 6 of the Products.

         (b) PANDA warrants that the Computer Product is an Intel or other architected Computer Products, that has a Windows NT operating system and graphical system that substantially conform to the industry accepted standards for these software products.

         (c) PANDA further warrants that each Computer Products shipped to customers has a unique hardware identification that cannot be modified by the customer, and that PANDA will provide PTC with a means of determining such unique hardware identification each time PTC Software shall run on the customer's machine.

12. LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH REGARD TO THIS AGREEMENT, EVEN IF SAID PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13. FORCE MAJEURE. In the event that a Party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, failure of public utilities, epidemic, destruction of production facilities or insurrection, and if such Party shall have used its best efforts to avoid such occurrence and minimize its duration and shall have given written notice to the other Parties, then the affected Party's performance shall be excused and the time for performance shall be extended for the period of delay of inability to perform due to such occurrence.

14. NOTICE. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are govern with respect to this Agreement shall be in writing and may be personally served or may be sent by a recognized courier service (fees prepaid), addressed as follows:

         If to PTC:       Parametric Technology Corporation
                          Contracts Manager
                          128 Technology Drive
                          Waltham, Massachusetts 02154
                          Attention: Contracts Manager

         If to Customer:  PANDA

                          ----------------------------------

                          ----------------------------------

                          5201 Congress Avenue
                          Boca Raton, FL 33487-3630

         or to such other address or person as a Party shall have specified most recently by written notice provided in accordance with this Section 14. Notice shall be deemed given on the date of service if personally served. Notice sent as provided herein shall be deemed given on the third business day following the date so sent.

15. ENTIRE AGREEMENT. This Agreement and the Schedules hereto constitutes the entire agreement between PTC and PANDA with respect to the subject matter hereof. No waiver, consent, modification, amendment or change of the terms of this Agreement or any Schedule hereto shall apply unless specifically agreed to in writing by both Parties.

16. SEVERABILITY. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law or any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.

17. ASSIGNMENTS. This Agreement may not be assigned or delegated, whether by operation of law or otherwise, without the written consent of the other Parties, which consent shall not be unreasonably withheld. Any other assignment of rights or delegation of duties or obligations under this Agreement made without the prior written consent of the other Parties hereto shall be void and of no effect. For the purposes of this
         Section 17, a sale of the majority of the assets of common stock of a party to this Agreement shall not be considered an assignment.

18. GOVERNING LAW. This Agreement shall be governed by and construed as a sealed instrument in accordance with the laws of the Commonwealth of Massachusetts.

19. WAIVERS AND EXTENSIONS. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

20. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

 IN WITNESS WHEREOF, the Parties hereto executed this Agreement under seal as of the day and year indicated above.

PANDA PROJECT                                  PARAMETRIC TECHNOLOGY CORPORATION

By:__________________________                  By:____________________________

Name:________________________                  Name:__________________________

Title:_______________________                  Title:_________________________

Date:________________________                  Date:__________________________

                                                                      SCHEDULE A

 Quote No.________________                        Purchase Order No.____________
Parametric Technology Corporation

                                    CUSTOMER
             PRODUCT SCHEDULE TO AGREEMENT FOR PTC LICENSED PRODUCTS

Customer                                          Maintenance Address
Name The Panda Project                            Customer:
Address 5201 Congress Ave.                        Address:  Same
        Boca Raton, FL 33487

Country                                           Country
Telephone (407) 994-2300                          Telephone
End User                                          Attn
Distributor and                                   End User Contact & Phone No.
PTC Sales Rep

In accordance with the terms and conditions of the Agreement for PTC Licensed Products (License Agmt. No. ___) made between PTC and _____ on the ____day of ___19__ ("Agreement"). PTC hereby grants to Customer a License to use the Licensed Products listed in this Product Schedule, all subject to said terms and conditions. The following licensed Products are hereby made subject to the Agreement. Pro/JR products are covered under the Pro/JR license agreement
included in the PRO/JR package.                                  TERM: PERPETUAL

Pro/ENGINEER TRAINING & CONSULTING
Order No. Description                                                  Price

COMBINED SOFTWARE TOTALS (Add A+B+C+D+E+F+G)
 FROM THE ATTACHED pages                                               ******

                                 Software Total

                       Training & Consulting Total                     ******

                        Maintenance Total (Add Z+Y+X+W+V)

                          PRODUCT SCHEDULE GRAND TOTAL                 ******

*Maintenance must be calculated separately from software.
Pro/ENGINEER Default Language Option English __  French __
  German __ Japanese __ Italian __
If your default language is not available at the time of your order, PTC will ship the English translation in its place.

CUSTOMER ACKNOWLEDGES THAT ITS HAS READ THE AGREEMENT AND THIS PRODUCT SCHEDULE AND AGREES TO BE BOUND BY THEIR TERMS AND CONDITIONS. In the event of conflict between this Product Schedule and said Agreement, the terms and conditions of this Product Schedule shall govern.

CUSTOMER                                              PARAMETRIC TECHNOLOGY CORP

- - -----------------------------
Authorized Signature                                  Authorized Signature

- - -----------------------------
Name                                                  Name

- - -----------------------------
Title                                                 Title

- - -----------------------------
Date                                                  Date
Order No. DS-0007                                          Part No. 500071295

                                                                      SCHEDULE A

                                PRODUCT SCHEDULE

                                Pages A-2 and A-3
                    CONTAIN CONFIDENTIAL MATERIALS WHICH HAVE
                   BEEN OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION

                                                                      SCHEDULE B

                            ARCHISTRAT(TM) 4S SERVER

                                   PRICE SHEET

                          Prices as of January 30, 1996

                                ARCHISTRAT 4s 100

                             CONFIDENTIAL MATERIALS
                      OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION

                            ARCHISTRAT(TM) 4S SERVER

                                   PRICE SHEET

                          Prices as of January 30, 1996

                                ARCHISTRAT 4s 200

                             CONFIDENTIAL MATERIALS
                      OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION

                            ARCHISTRAT(TM) 4S SERVER

                                   PRICE SHEET

                          Prices as of January 30, 1996

                                ARCHISTRAT 4s 300

                             CONFIDENTIAL MATERIALS
                      OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION

                              ARCHISTRAT 4s Options

                             CONFIDENTIAL MATERIALS
                      OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION

                             Archistrat 4s Options:

                                Additional Detail

                             CONFIDENTIAL MATERIALS
                      OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION